UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

KHEOBA CORP.
(Exact name of registrant as specified in its charter)

Nevada	98-1636812
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Petonal el Cerezo 8,

2A Los Realejos 38410,

Tenerife, Spain

(Address Registrant’s Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

Securities to be registered pursuant to Section 12(b) of the Act

Title of each class each class is to be registered	Name of each exchange on which to be so registered
NONE	NONE

Securities Act registration statement file number to which this form relates: 333-263020

Securities to be registered pursuant to Section 12(g) of the Act: ordinary shares, par value $0.001 per share

Item 1.	Description of Registrant’s Securities to be Registered.

Descriptions of the Ordinary Shares to be registered hereunder are contained in the section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-263020), as amended, originally filed with the Securities and Exchange Commission on August 18, 2023 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

The documents listed below are filed as exhibits to this Registration Statement:

EXHIBIT No.

3.1*	Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
5.1*	Legal Opinion
10.1*	Service Agreement with LUKA JALOGONIA
10.2*	Service Agreement with IGOR MAIOROV
10.3*	Service Agreement with KHETAGURI AVTANDIL
10.4*	Service Agreement with DITO MEZURNISHVILI
23.1*	Consent of Fruci & Associates II , LLC

_________________

*

Incorporated by reference to the Exhibits of the same number to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission on February 25, 2022.

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SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Kheoba Corp.

Date: February 20, 2024

By:	/s/ Gaga Gvenetadze
Chief Executive Officer/Director
(Principle Executive Officer)

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